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                                                                       EXHIBIT 1


                               NEOGEN CORPORATION

                        1,500,000 Shares of Common Stock


                             UNDERWRITING AGREEMENT

                                                                October __, 1996


RONEY & CO., L.L.C.
THE OHIO COMPANY
  As Representatives of the Several
  Underwriters Named in Schedule 3
c/o Roney & Co., L.L.C.
One Griswold
Detroit, Michigan  48226


Ladies and Gentlemen:

     Neogen Corporation, a Michigan corporation (the "Company"), hereby confirms its agreement with Roney & Co., L.L.C., The Ohio Company (the "Representatives") and the several Underwriters named in Schedule 3 (the "Underwriters") as set forth below.

     1. Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Underwriters an aggregate of 1,500,000 shares (the "Firm Shares") of its Common Stock (the "Common Stock"). The Company also proposes to issue and sell to the Underwriters not more than an aggregate of 225,000 shares of additional Common Stock if requested by the Underwriters as provided in Section 3 of this Agreement. Any and all Common Stock to be purchased by the Underwriters pursuant to such option are referred to in this Agreement as the "Option Shares," and the Firm Shares and any Option Shares are collectively referred to in this Agreement as the "Shares."

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (a) The Company meets the requirements for use of Form S-2 under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder (collectively, the "Act"). A registration statement on such Form (File No. 333-12193) with respect to the Shares of the Company, including a prospectus subject to completion, has been prepared and filed by the Company with the Commission in accordance with the provisions of the Act, and one or more amendments to such registration statement may have been so filed. As soon as practicable after the execution of this Agreement, the Company will file with the Commission either
(1) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the
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Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act and as have been provided to and approved by the Underwriters prior to the execution of this Agreement, or (2) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Underwriters prior to the execution of this Agreement. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it was or is declared effective, and, in the event of any amendment to such registration statement after the effective date and before the Firm Closing Date and any Option Closing Date (as defined in Sections 3(a) and 3(b), respectively), such registration statement as so amended, but only from and after the effectiveness of such amendment, including (1) all financial statements, schedules and exhibits thereto, (2) all documents (or portions thereof) incorporated by reference therein filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (3) any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus
(as hereinafter defined). As used in this Agreement, the term "Preliminary Prospectus" means each prospectus subject to completion filed with such registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective), including all documents (or portions thereof) incorporated by reference therein filed under the Exchange Act. As used in this Agreement, the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is required to be filed pursuant to said Rule 424(b), such term means the prospectus included in the Registration Statement, at the time the Registration Statement or any amendment thereto became effective, and, in the event of any supplement or amendment to such prospectus before the Firm Closing Date and any Option Closing Date, such prospectus as so supplemented or amended but only from and after the filing with the Commission of such supplement or the effectiveness of such amendment, in any case including all documents (or portions thereof) incorporated by reference therein filed under the Exchange Act.

          (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. When any Preliminary Prospectus was filed with the Commission, it (1) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder and (2) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective and at all times subsequent thereto up to and including the Firm Closing Date and any Option Closing Date, it (1) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder and (2) did not or will not include any untrue statement of a material fact or omit to state any material fact required to




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be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective), on the date when the Prospectus is otherwise amended or supplemented and at all times subsequent thereto up to and including the Firm Closing Date and any Option Closing Date (as defined in Sections 3(a) and 3(b), respectively), the Prospectus, as amended or supplemented at any such time, (1) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder and (2) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (b) do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by you specifically for use therein.

          (c) The Company's only subsidiaries are listed on Schedule 1 to this Agreement. The Company and each of its subsidiaries are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the nature or conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (d) The Company and each of its subsidiaries have full power (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus; and the Company has full power (corporate and other) to enter into this Agreement and to carry out all the terms and provisions of this Agreement to be carried out by it.

          (e) The authorized, issued and outstanding shares of capital stock of each of the Company's subsidiaries are set forth on Schedule 2 to this Agreement. Such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and are all owned beneficially by the Company free and clear of all restrictions on transfer (other than those imposed by the Act and the securities or Blue Sky laws of various jurisdictions) and any security interests, liens, encumbrances, equities and claims.





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          (f)    The Company has an authorized, issued and outstanding
capitalization as set forth in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus, under the caption "Capitalization". All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights and contractual rights to purchase (to the extent the Company or any of its subsidiaries is a party to such contract). No holder of outstanding shares of capital stock of the Company is entitled as such to any preemptive or other rights to subscribe for any of the Shares, and no holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the Act in the public offering contemplated by this Agreement.

          (g) The capital stock of the Company conforms to the description thereof contained in the Registration Statement and the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus.

          (h) The consolidated financial statements and schedules of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present the financial condition of the Company and its consolidated subsidiaries and the results of operations and cash flows as of the dates and periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Consolidated Financial Data" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present, on the basis stated in the Prospectus (or such Preliminary Prospectus), the information included therein.

          (i) BDO Seidman, L.L.P., which have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), are independent public accountants as required by the Act, the Exchange Act and the related published rules and regulations thereunder.

          (j) The execution and delivery of this Agreement have been duly authorized by the Company. This Agreement has been duly executed and delivered by the Company, and assuming due execution by the other parties to this Agreement, is the legal, valid and binding agreement of the Company, enforceable by any such party against the Company in accordance with its terms, except as
(i) enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally, (ii) enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and
(iii) rights to indemnification may be limited by applicable law.





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          (k)    No legal or governmental proceedings are pending or, to the best of the Company's knowledge, threatened, to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). No contract or other document is required to be described in the Registration Statement or the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required.

          (l) The execution and delivery of this Agreement, the issuance, offering and sale of the Shares to the Underwriters by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement and the consummation of the other transactions contemplated by this Agreement do not (1) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state securities or blue sky laws and, if the Registration Statement (as amended) filed with respect to the Shares is not effective under the Act as of the time of execution of this Agreement, such as may be required (and shall be obtained as provided in this Agreement) under the Act, or (2) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound, or the Articles of Incorporation or other charter documents, Code of Regulations or by-laws of the Company or any of its subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator or any other laws applicable to the Company, any of its subsidiaries or any of their respective properties.

          (m) The Company has not, directly or indirectly, (1) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (2) since the filing of the registration statement originally filed with respect to the Shares (A) sold (except for sales of Common Stock upon exercise of stock options or warrants), bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (n) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (3) there has not been any change in the capital stock (except for sales of Common Stock upon exercise of stock options or warrants), short-term debt (other than as





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incurred or repaid in the ordinary course of business) or long-term debt of the
Company and its consolidated subsidiaries or any material loss or damage to the property of the Company or any of its subsidiaries, any material adverse change in the condition (financial or otherwise), business, results of operations, cash flows or prospects of the Company and its subsidiaries, taken as a whole, except in each case as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

          (o) The Company and each of its subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by each of them or described in the Prospectus as owned by them, in each case free and clear of any security interests, liens, encumbrances, equities, claims, charges, restrictions and other defects, except for those security interests, liens or encumbrances that exist in connection with loans made by NBD Bank or Comerica Bank and reflected on the Company's financial statements included in the Prospectus, and except such as do not, singly or in the aggregate, materially and adversely affect the condition (financial or otherwise), business, prospects, net worth, results of operations or cash flows of the Company and its subsidiaries or the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such subsidiary, and any real and personal property and buildings held under lease by the Company or any such subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such subsidiary, in each case mentioned in this paragraph except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The Company and its subsidiaries own or lease all properties as are necessary to their respective operations as now conducted and, except as otherwise stated in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), as proposed to be conducted as set forth in the Prospectus.

          (p) No labor dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent that could result in a material adverse change in the condition (financial or otherwise), business prospects, net worth, results of operations or cash flows of the Company and its subsidiaries, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

          (q) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by them in connection with their respective businesses, and neither the Company nor any such subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, is expected to result in a material adverse change in the condition (financial or otherwise), business prospects, net worth, results of operations or cash flows of the Company and its subsidiaries, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The expiration of any





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trademarks, copyrights or patents held or used by the Company or any of its subsidiaries would not materially adversely affect the condition (financial or otherwise), business prospects, net worth, results of operations or cash flows of the Company and its subsidiaries, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

          (r) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), business prospects, net worth, results of operations or cash flows of the Company and its subsidiaries, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

          (s) Except as provided in loan agreements with the Company's lenders, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

          (t) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities which are material to the conduct of their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business prospects, net worth, results of operations or cash flows of the Company and its subsidiaries, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

          (u) The Company will conduct its operations in a manner that will not subject it to registration as an investment company under the Investment Company Act of 1940, as amended, and this transaction will not cause the Company to become an investment company subject to registration under such Act.

          (v) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the Company and its subsidiaries)





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and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

          (w) Neither the Company nor any of its subsidiaries is in material violation of any federal, state or foreign law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials, and the Company and its subsidiaries have received all permits, licenses or other approvals required of them under applicable federal, state and foreign occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and each such subsidiary is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), business prospects, net worth, results of operations or cash flows of the Company and its subsidiaries, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

          (x) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

          (y) Except for the shares of capital stock of each of the subsidiaries owned by the Company and such subsidiaries, neither the Company nor any such subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

          (z) There is no holder of securities of the Company, who, by reason of the filing of the Registration Statement, has the right to request the Company to register under the Act, or to include in the Registration Statement, securities held by such holder, except to the extent such holder has waived such rights in writing.

          (aa) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.





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          (bb)   Except as disclosed in the Registration Statement, no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default (i) in the due performance and observance of any term, covenant or condition of any bond, debenture, indenture, note, evidence of indebtedness, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound or may be affected in any material adverse respect with regard to property, business or operations of the Company and its subsidiaries, and (ii) which has or would have a material adverse effect on the business, operations or property of the Company or its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation or bylaws.

          (cc) None of the Company, its subsidiaries or any employee of the Company or its subsidiaries has made any payment of funds of the Company or its subsidiaries prohibited by law and no funds of the Company or its subsidiaries have been set aside to be used for any payment prohibited by law.

     3.   Purchase, Sale and Delivery of the Shares

          (a) On the basis of the representations, warranties, agreements and covenants contained in this Agreement and subject to the terms and conditions set forth in this Agreement, the Company agrees to sell to each of the Underwriters, and each of the Underwriters, individually and not jointly, agrees to purchase from the Company, at a purchase price of $______ per Share, the respective amount of Firm Shares set forth opposite the name of such Underwriter in Schedule 3 to this Agreement. One or more certificates in definitive form for the Firm Shares that the several Underwriters have agreed to purchase under this Agreement, and registered in such name or names as you request upon notice to the Company at least 48 hours prior to the Firm Closing Date, shall be delivered by or on behalf of the Company to you on the Closing Date for the respective accounts of the several Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by certified or official bank checks drawn upon or by a New York Clearing House bank and payable in next-day funds to the order of the Company or at the option of the Underwriters, by wire transfer to the account of the Company in same-day funds. Such delivery of, and payment for, the Firm Shares shall be made at the offices of Honigman Miller Schwartz and Cohn, 2290 First National Building., Detroit, MI 48226, at 9:30 A.M., Detroit time, on ______________, 1996, or at such other place, time or date as you and the Company may agree upon or as you may determine pursuant to
Section 9 of this Agreement, such time and date of delivery against payment being referred to in this Agreement as the "Firm Closing Date". The Company will make such certificate or certificates for the Firm Shares available to you for inspection at the offices in Detroit, Michigan of the Company's transfer agent or registrar or of Roney & Co., L.L.C., at least 24 hours prior to the Firm Closing Date.

          (b) For the sole purpose of covering any over-allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus, the Company hereby grants to the Underwriters an option to purchase, individually and not jointly, the Option





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Shares.  The purchase price to be paid for any Option Shares shall be the same as the price for the Firm Shares set forth above in paragraph (a) of this
Section 3. The option granted hereby may be exercised as to all or any part of the Option Shares from time to time within 30 days after the date of the Prospectus (or, if such 30th day shall be a Saturday or a Sunday or a holiday, on the next business day thereafter when The Nasdaq National Market is open for trading). The Underwriters shall not be under any obligation to purchase any of the Option Shares prior to the exercise of such option. The Underwriters may from time to time exercise the option granted hereby by giving notice in writing or by telephone (confirmed in writing) to the Company setting forth the aggregate number of shares of Option Shares as to which the Underwriters are then exercising the option and the date and time for delivery of and payment for such Option Shares. Any such date of delivery shall be determined by the Underwriters but shall not be earlier than two business days nor later than seven business days after such exercise of the option and, in any event, shall not be earlier than the Firm Closing Date. The time and date set forth in such notice, or such other time, date or both as the Underwriters and the Company may agree upon or as the Underwriters may determine pursuant to Section 9 of this Agreement, are called the "Option Closing Date" in this Agreement with respect to such Option Shares. Upon exercise of the option as provided in this Agreement, the Company shall become obligated to sell to each of the Underwriters, and, on the basis of the representations and warranties contained in this Agreement and subject to the terms and conditions set forth in this Agreement, each of the Underwriters, individually and not jointly, shall become obligated to purchase from the Company, the same percentage of the total number of Option Shares as to which the Underwriters are then exercising the options as such Underwriter is obligated to purchase of the aggregate number of Firm Shares (subject to such adjustments to provide for purchases of integral amounts of Shares as you may determine). If the options are exercised as to all or any portion of the Option Shares, one or more certificates in definitive form for such Option Shares, and payment therefor, shall be delivered on the related Option Closing Date in the manner, and upon the terms and conditions, set forth in paragraph (a) of this Section 3, except that reference therein to the Firm Shares and the Firm Closing Date shall be deemed, for purposes of this paragraph (b), to refer to such Option Shares and Option Closing Date, respectively.

          (c) You have advised the Company that each Underwriter has authorized you to accept delivery of its Firm Shares (and Option Shares, if the option is exercised), to make payment and to give receipt therefor.

     4. Offering by the Underwriters. Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer their respective portions of the Firm Shares for sale to the public upon the terms set forth in the Prospectus.

     5. Covenants of the Company. The Company covenants and agrees with each of the Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. If required, the Company will file the Prospectus and





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any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) under the Act. During any time when a prospectus relating to the Shares is required to be delivered under the Act (or until the Firm Closing Date and any Option Closing Date, if later), the Company (1) will comply with all requirements imposed upon it by the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions of this Agreement and of the Prospectus, as then amended or supplemented, and (2) will not file with the Commission the Prospectus or the amendment referred to in the third sentence of Section 2(a) of this Agreement, any amendment or supplement to such Prospectus or any amendment to the Registration Statement of which the Underwriters shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing or as to which filing you shall not have given your consent. The Company will prepare and file with the Commission, in accordance with the Act and the rules and regulations on the Commission, promptly upon request by the Underwriters or counsel for the Underwriters, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by the Underwriters, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission as promptly as possible. The Company will advise you, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence satisfactory to you of each such filing or effectiveness.

          (b) The Company will advise the Underwriters, promptly after receiving notice or obtaining knowledge thereof, of (1) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, (2) the suspension of the qualification of the Shares for offering or sale in any jurisdiction, (3) the institution, threatening or contemplation of any proceeding for any such purpose or (4) any request made by the Commission for amending the Registration Statement, for amending or supplementing any Preliminary Prospectus or the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

          (c) The Company will arrange for the registration or qualification of the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as you may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares, provided, however, that in connection with such qualification the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

          (d) If, at any time prior to the later of (1) the final date when a prospectus relating to the Shares is required to be delivered under the Act or
(2) the Firm Closing Date and any Option Closing Date, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Exchange Act, the respective rules or regulations of the Commission thereunder or any other law, the Company will promptly notify the Underwriters thereof and, subject to Section 5(a) of this Agreement, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

          (e) The Company will, without charge, provide (1) to each of the Underwriters and to counsel for the Underwriters a signed copy of the registration statement originally filed with respect to the Shares and each amendment thereto (in each case including exhibits thereto), and a conformed copy of such registration statement and each amendment thereto (in each case without exhibits thereto) and (2) so long as a prospectus relating to the Shares is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Underwriters, counsel for the Underwriters or any dealer may reasonably request.

          (f) The Company, as soon as practicable and in any event not later than 16 months after the effective date of the Registration Statement, will make generally available to its security holders and to the Underwriters a consolidated earnings statement of the Company and its subsidiaries that satisfies the provisions of Section 11(a) of the Act and Rule 158 thereunder.

          (g) The Company will apply the net proceeds from the sale of the Shares sold by the Company as set forth under "Use of Proceeds" in the Prospectus.

          (h) The Company will not, directly or indirectly, and will cause its directors and executive officers, as shown on the attached Schedule 4, and its affiliates (but not including Dart Financial Corporation, as trustee of the Kenneth B. Dart Residual Trust, the Robert C. Dart Residual Trust and the Thomas
J. Dart Residual Trust, which the Company represents is not an affiliate of the Company) which are shareholders of the Company, to agree not to, directly or indirectly, without your prior written consent, offer, sell, offer to sell, contract to sell, grant any option to purchase or otherwise sell or dispose of (or announce any offer, sale, offer of sale, contract of sale, grant of any option to purchase or other sale or other disposition of) any Common Stock or any securities convertible into, or exchangeable or exercisable for, Common Stock for a period of 90 days after the date of this Agreement except for (1) issuances pursuant to the Company's employee stock purchase plan or the exercise of warrants outstanding on the date of this Agreement or pursuant to the exercise of employee stock options outstanding on the date of this Agreement (including, without limitation, the use by the holder of any such warrants or options of Common Stock (whether outstanding or withheld by the Company from the total amount issued) to pay the exercise price of such warrants or options), or (2) the grant of employee stock options pursuant to the Company's stock option plans in effect on the date of this Agreement, provided that any employee stock options so granted after the date of this Agreement are not exercisable prior to 90 days after the date of this Agreement, or (3) issuances and sales of the Shares to the Underwriters pursuant to this Agreement.

          (i) The Company will not, directly or indirectly, (1) take any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (2) (A) sell, bid for, purchase, attempt to induce any person to purchase, or pay anyone any compensation for soliciting purchases of, the Shares or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

     6. Expenses. The Company will pay all costs, expenses, fees and taxes incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated pursuant to Section 11 of this Agreement, including all costs, expenses fees and taxes incident to (1) the preparing, printing or other production and filing of documents with respect to the transactions, including any costs of printing the registration statement originally filed with respect to the Shares and any amendment thereto (including, without limitation, the Registration Statement), any Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, the Underwriters' Questionnaire and Power of Attorney, any blue sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares, (2) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (3) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (4) preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including transfer agent's and registrar's fees, (5) the registration or qualification of the Shares under state securities and blue sky laws, including filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters relating thereto or to the "Blue Sky" survey, (6) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Shares and any listing fees relating to the Shares, and (7) advertising relating to the offering of the Shares (other than as shall have been specifically approved by the Underwriters to be paid for by the Underwriters). If the sale of the Shares provided for in this Agreement is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 of this Agreement is not satisfied, because this Agreement is terminated pursuant to Section 11 of this Agreement, because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its or their part to be performed or satisfied under this Agreement (other than by reason of a default by any of the Underwriters) or for any other reason (other than because of the Underwriters' refusal (except for bona fide reasons related to the Company, its officers, directors, employees or agents or market conditions) or inability to perform), the Company will reimburse the Underwriters individually upon demand for all out-of-pocket expenses (including counsel fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares. The Company shall not in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

     7. Conditions of the Underwriters' Obligations. The several obligations of each of the Underwriters to purchase and pay for the Firm Shares shall be subject, in the Underwriters' sole discretion, to the accuracy of the representations and warranties of the Company contained in this Agreement as of the date of this Agreement and as of the Firm Closing Date, as if made on and as of the Firm Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions of this Agreement, to the performance by the Company of its covenants and agreements under this Agreement and to the following additional conditions:

          (a) If the Registration Statement or any amendment to the Registration Statement filed prior to the Firm Closing Date has not been declared effective as of the time of execution of this Agreement, the Registration Statement or such amendment shall have been declared effective not later than 11:00 A.M., New York City time, on the date on which an amendment to the registration statement originally filed with respect to the Shares or to the Registration Statement, as the case may be, containing information regarding the offering price of the Shares has been filed with the Commission, or such later time and date as shall have been consented to by you. If required, the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto shall have been issued and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission. The Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

          (b) You shall have received on the Firm Closing Date an opinion addressed to the Underwriters (satisfactory to you and counsel for the Underwriters), dated the Firm Closing Date, of Fraser Trebilcock Davis & Foster, P.C., counsel for the Company, to the effect that:

               (1)    the Company and each of its subsidiaries listed in
Schedule 1 to this Agreement (the "Subsidiaries") are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole;

               (2) the Company and each of the Subsidiaries have corporate power to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus, and the Company has corporate power to enter into this Agreement and to carry out all the terms and provisions of this Agreement to be carried out by it;

               (3) the issued and outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of any adverse claim, as defined in the applicable Uniform Commercial Code, or, to the best knowledge of such counsel, any other security interests, liens, encumbrances, equities or claims;

               (4) the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization"; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws and were not issued in violation of any preemptive rights or other rights to subscribe for or purchase securities; the certificates for such outstanding capital stock are valid and in proper legal form; no holders of the outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares; and no holders of securities of the Company are entitled to have such securities registered under the Registration Statement;

               (5) the statements set forth under the headings "Business" and "Legal Proceedings" in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to under such headings, provide a fair summary of such legal matters, documents and proceedings discussed under such headings;

               (6) the execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company and this Agreement has been duly executed and delivered by the Company;

               (7) after due inquiry and to the best knowledge of such counsel, no legal or governmental proceedings are pending to which the Company or any of the Subsidiaries is a party or to which the property of the Company or any of the Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and that are not described therein, and, to the best knowledge of such counsel, no such proceedings have been threatened against the Company or any of the Subsidiaries or with respect to any of their respective properties; and no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required;

               (8) the issuance, offering and sale of the Shares to the Underwriters by the Company pursuant to this Agreement, the execution and delivery of this Agreement, the compliance by the Company with the other provisions of this Agreement and the consummation of the other transactions contemplated by this Agreement do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under the Act and under state securities or blue sky laws, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument, known to such counsel, to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties are bound, or the charter documents or bylaws of the Company or any of the Subsidiaries, or any statute or any judgment, decree, order, rule, regulation or other law of any court or other governmental authority or any arbitrator known to such counsel and applicable to the Company or any of the Subsidiaries;

               (9) the Registration Statement is effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or threatened or, to the best knowledge of such counsel, are contemplated by the Commission;

               (10) the registration statement originally filed with respect to the Shares and each amendment thereto (including, without limitation, the Registration Statement) and the Prospectus and any supplement or amendment thereto (in each case, including the documents incorporated by reference therein but not including the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder;

               (11) the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses; and

               (12) this transaction will not cause the Company to become an investment company subject to registration under the Investment Company Act of 1940.

          Such counsel shall also state that, (y) in the course of preparation of the Registration Statement and any amendment to the Registration Statement and the Prospectus and any amendment or supplement thereto, such counsel had conferences with officials of the Company and its independent auditors, and with representatives of the Underwriters and their counsel at which the content of the Registration Statement and any amendment to the Registration

Statement and the Prospectus and any amendment or supplement thereto and related matters were discussed, and also had discussions with such officials of the Company with a view toward a clear understanding on their part of the requirements of the Act with reference to the preparation of registration statements and prospectuses, although such counsel did not verify independently the accuracy or completeness of the statements contained in the Registration Statement and any amendment to the Registration Statement and the Prospectus and any amendment or supplement thereto, and (z) based on such counsel's examination of the Registration Statement and any amendment to the Registration Statement and the Prospectus and any amendment or supplement thereto and on its participation in the above-mentioned conferences, nothing has come to its attention that gives it reason to believe that the Registration Statement or any amendment to the Registration Statement, or the Prospectus or any amendment or supplement thereto, at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of the date of such opinion, contained any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express any belief as to financial statements and notes, any related schedules and other financial information contained in the Registration Statement or Prospectus).

          In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems reasonable, on certificates of responsible officers of the Company and public officials and, as to matters involving the application of laws of any jurisdiction other than the State of Michigan or the United States, to the extent satisfactory in form and scope to counsel for the Underwriters, upon the opinions of local counsel reasonably satisfactory to counsel for the Underwriters, and copies of such opinions shall be delivered to the Underwriters and counsel for the Underwriters.

          References to the Registration Statement and the Prospectus in this paragraph (b) shall include any amendment or supplement thereto at the date of such opinion.

          (c) You shall have received on the Firm Closing Date an opinion addressed to the Underwriters, dated the Firm Closing Date, of Honigman Miller Schwartz and Cohn, counsel for the Underwriters, with respect to the issuance and sale of the Firm Shares, the Registration Statement and the Prospectus, and such other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely as to all matters involving the application of laws of any jurisdiction other than the State of Michigan or the United States upon the opinion of Fraser Trebilcock Davis & Foster, P.C. referred to in paragraph (b) above.

          (d) You shall have received letters, on and as of the date of this Agreement and on and as of the Firm Closing Date, from BDO Seidman, L.L.P., certified public accountants for the Company, in form and substance satisfactory to the Underwriters, to the effect that:

               (1) they are independent public accountants with respect to the Company and its consolidated subsidiaries within the meaning of the Act, the Exchange Act and the applicable rules and regulations thereunder;

               (2) in their opinion, the consolidated financial statements and schedules of the Company and its consolidated subsidiaries examined by them and included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act, the related published rules and regulations thereunder and Staff Accounting Bulletins with respect to registration statements on Form S-2 and the Exchange Act documents and filings incorporated by reference therein;

               (3) on the basis of a reading of the August 31, 1996 unaudited consolidated financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus, a reading of the latest interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries, a reading of the minutes of the meetings of the shareholders, the board of directors and any committees thereof of the Company and each of its consolidated subsidiaries, inquiries of certain officials of the Company and its consolidated subsidiaries who have responsibility for financial and accounting matters, such limited review and auditing procedures and inquiries as may be in accordance with standards for such reviews promulgated by the American Institute of Certified Public Accountants and other specific procedures and inquiries, nothing came to their attention that caused them to believe that:

                    (A) the unaudited consolidated financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published rules and regulations thereunder and Staff Accounting Bulletins with respect to registration statements on Form S-2 and the Exchange Act documents and filings incorporated by reference therein or such unaudited consolidated financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus or such unaudited schedules, when considered in relation to the unaudited financial statements included or incorporated by reference in the Prospectus, do not present fairly in all material respects the information shown therein;

                    (B) at the date of the latest balance sheet read by them and at a subsequent specific date not more than five business days prior to the date of such letter, there were any changes in the capital stock or long-term debt of the

          Company and its consolidated subsidiaries or any decreases in net current assets or shareholders' equity of the Company and its consolidated subsidiaries, in each case compared with amounts shown on the August 31, 1996 unaudited consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, except for changes which the Prospectus discloses have occurred or may occur or which are described in the letter;

                         (C) at the date of the latest consolidated balance sheet read by them and at a subsequent specific date not more than five business days prior to the date of such letter there were any decreases, as compared with amounts shown in the unaudited consolidated balance sheet as of August 31, 1996 included or incorporated by reference in the Prospectus, in consolidated total assets, working capital, long-term debt or shareholders' equity of the Company and its consolidated subsidiaries, except for decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

                         (D) for the period from August 31, 1996 to the date of the latest consolidated income statement read by them, and for the period from August 31, 1996 to a subsequent specified date not more than five business days prior to the date of such letter, there were any decreases, as compared with the corresponding period of the preceding year in consolidated revenues, gross profit, operating income, earnings before income taxes or the total or per share amounts of income before extraordinary items or of net income of the Company and its consolidated subsidiaries, except for decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (4) on the basis of their examinations referred to in their report contained or incorporated by reference in the Prospectus, the limited procedures referred to in (3) above and the carrying out of certain other specified procedures, not constituting an audit, they have compared certain specified amounts, percentages and financial information included in the Registration Statement and the Prospectus, or in the Company's Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively, for the fiscal year ended May 31, 1996 and the fiscal quarter ended August 31, 1996, incorporated by reference in the Registration Statement and Prospectus with the underlying accounting records of the Company and its consolidated subsidiaries and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation.

          (e) If the letters referred to in paragraph (d) above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (1) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Underwriters deem such explanation unnecessary, and (2) such changes, decreases or increases do not, in the sole judgment of the Underwriters, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement. References to the Registration Statement and the Prospectus in paragraph (d) and this paragraph
(e) with respect to the letters referred to above shall include any amendment or supplement thereto at the date of such letter.

          (f) You shall have received on the Firm Closing Date a certificate, dated the Firm Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that:

                    (1) the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the Firm Closing Date; the Registration Statement, as amended as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Firm Closing Date;

                    (2) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or threatened or, to the best of the Company's knowledge, are contemplated by the Commission; and

                    (3) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) neither the Company nor any of its subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and (ii) there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), management, business, net worth, cash flows or results of operations of the Company or any of its subsidiaries, except in each case as described in or contemplated by the Prospectus, and (iii) there has not been any change in the capital stock or a material increase in the long-term debt of the Company and its subsidiaries, except in each case as described in or contemplated by the Prospectus, and (iv) the Company has not incurred any liability or obligation, direct or contingent, which is material to the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

          (g) On or before the Firm Closing Date, the Underwriters and counsel for the Underwriters shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

          All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions of this Agreement only if they are reasonably satisfactory in all material respects to the Underwriters and counsel for the Underwriters. The Company shall furnish to the Underwriters such conformed copies of such opinions, certificates, letters and documents in such quantities as the Underwriters and counsel for the Underwriters shall reasonably request.

          The several obligations of each of the Underwriters to purchase and pay for any Option Shares shall be subject, in their discretion, to each of the foregoing conditions to purchase the Firm Shares, except that all references to the Firm Shares and the Firm Closing Date shall be deemed to refer to such Option Shares and the related Option Closing Date, respectively.

     8.   Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Underwriter, their respective directors, officers, partners, agents and employees and each other person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, "Indemnitees") against any losses, claims, damages or liabilities, joint or several, to which such Indemnitee may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, relate to, or are caused by or based upon:

               (1) any untrue statement or alleged untrue statement made by the Company in this Agreement,

               (2) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto or any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"),

               (3) any omission or alleged omission to state in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or

               (4) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Shares, including, without limitation, slides, videos, films, and tape recordings, except to the extent such materials were prepared by the Underwriters, and will reimburse, as incurred, each Indemnitee for any legal or other expenses reasonably incurred by such Indemnitee in connection with investigating, defending against, or appearing as a third-party witness in connection with, any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, is related to, or is caused by or based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Application in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter expressly for use therein; and provided, further, that the Company will not be liable to any Indemnitee with respect to any such untrue statement or omission made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Shares from such Underwriter but was not sent or given a copy of the Prospectus (as amended or supplemented), other than the documents incorporated by reference therein, at or prior to the written confirmation of the sale of such Shares to such person in any case where such delivery of the Prospectus (as amended or supplemented) is required by the Act and where delivery of such Prospectus (as amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 5(d) or 5(e) of this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of the Underwriters, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any such Indemnitee is a party to such claim, action, suit or proceeding), unless (1) such settlement, compromise or consent includes an unconditional release of all of the Indemnitees from all liability arising out of such claim, action, suit or proceeding and (2) the entire settlement amount and all costs of settlement and all related costs are borne by the Company.

          (b) The Company hereby expressly and irrevocably waives any and all rights and objections which it may have against any Indemnitee in respect of any liabilities arising out of, or relating to, this Agreement or the offering contemplated by this Agreement, except to the extent such liabilities are determined, by a final order of a court of competent jurisdiction, to be the direct and primary result of the Underwriters' gross negligence or willful misconduct. Each Underwriter, individually and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, any such director or officer of the Company, or any such controlling person of the Company may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are determined, by a final order of a court of competent jurisdiction, to be the direct and primary result of (1) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application or (2) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is determined by such court to have been made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter expressly for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement of such action; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8 and will not relieve it from any liability under this Section 8 except to the extent the indemnifying party is actually prejudiced by the failure to give such notice. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party or any officers, directors or controlling persons of such indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (1) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel shall be designated by you in the case of indemnification under paragraph (a) of this
Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (2) the indemnifying party does not promptly retain counsel reasonably satisfactory to the indemnified party or (3) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the written consent of the indemnifying party.

          (d) If the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (1) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Shares or (2) if the allocation provided by the foregoing clause
(1) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph
(d). Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions under this paragraph (d) that in the aggregate exceed the total public offering price of the securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of such untrue or alleged untrue statement or omission or alleged omission, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute under this paragraph (d) are individual in proportion to their respective underwriting obligations and not joint. For purposes of this paragraph (d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

     9. Default of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares which it or they have agreed to purchase under this Agreement and the aggregate number of shares of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of shares of Firm Shares, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of shares of Firm Shares set forth opposite its name in Schedule 3 bears to the total number of shares of Firm Shares which all non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase; provided, however, that in no event shall the number of Firm Shares which any Underwriter has agreed to purchase pursuant to Section 3 be increased pursuant to this
Section 9 by an amount in excess of 10% of such number of Firm Shares without the written consent of such Underwriter. If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares or Option Shares under this Agreement and the number of shares of Firm Shares with respect to which such default occurs is more than 10% of the total amount of Firm Shares, and if arrangements satisfactory to you are not made within 36 hours after such default for the purchase by other persons (who may include the non-defaulting Underwriters) of the Shares with respect to which such default occurs, this Agreement will terminate without liability on the part of any non-defaulting Underwriters or the Company other than as provided in Section 10 of this Agreement. In any such case which does not result in the termination of this Agreement, you shall have the right to postpone the Firm Closing Date or the Option Closing Date, as the case may be, established as provided in Section 3 of this Agreement for not more than seven business days in order that any necessary changes may be made in the Registration Statement, the Prospectus, the other documents and the arrangements for the purchase and delivery of the Firm Shares or Option Shares, as the case may be. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 9. Nothing herein shall relieve any defaulting Underwriter from liability for its default.

     10. Survival. The respective representations, warranties, agreements, covenants, indemnities, contribution agreements and other statements of the Company and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (1) any investigation made by or on behalf of the Company, any of its officers or directors, any Underwriter or any controlling person referred to in Section 8 of this Agreement and (2) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 of this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     11.  Termination.

          (a) This Agreement may be terminated with respect to the Firm Shares or any Option Shares in your sole discretion by notice to the Company given prior to the Firm Closing Date or the related Option Closing Date, respectively, if the Company shall have failed, refused or been unable to perform all obligations on its part to be performed under this Agreement on or before the Firm Closing Date or the Option Closing Date, as applicable, or if any of the conditions in Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or if, at or prior to the Firm Closing Date or such Option Closing Date, respectively:

                    (1) the Company or any of its subsidiaries shall have, in your sole judgment, sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or there shall have been any material adverse change, or any development involving a prospective material adverse change (including without limitation a change in management or control of the Company), in the condition (financial or otherwise), management, business, net worth, cash flows or results of operations of the Company or any of its subsidiaries, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto);

                    (2) trading in the Common Stock shall have been suspended by the Commission or The Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on such exchange or market system;

                    (3) a banking moratorium shall have been declared by Michigan, New York or United States authorities;

                    (4) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or material adverse change in the general economic, political or financial conditions having an effect on the U.S. financial markets that, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares as contemplated by the Registration Statement, as amended as of the date of this Agreement;

               (5) there shall have been enacted, published, decreed or promulgated any federal, state or local statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or will materially and adversely affect the business or operations of the Company; or

               (6) any actions shall have been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States.

          (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 6 and Section 8 of this Agreement.

     12. Information Supplied by Underwriters. The statements set forth in the last paragraph on the front cover page and under the heading "Underwriting" in any Preliminary Prospectus or the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by any Underwriter to the Company for the purposes of Section 8 of this Agreement. The Underwriters confirm that such statements (to such extent) are correct.

     13. Notices. All communications under this Agreement shall be in writing and, if sent to you or the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Roney & Co., L.L.C., One Griswold, Detroit, Michigan 48226, Attention: Dan F. French, Jr.; and to The Ohio Company, 155 East Broad Street 20th Columbus, Ohio 43215, Attention: Curtis
D. Milner; with a copy to Honigman Miller Schwartz and Cohn, 2290 First National Building, Detroit, Michigan 48226, Attention: Donald J. Kunz; and if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at 620 Lesher Place, Lansing, Michigan 48912-1509, Attention: Chief Executive Officer; with a copy to Fraser Trebilcock Davis & Foster, P.C., 1000 Michigan National Tower, Lansing, Michigan 48393, Attention: Richard C. Lowe.

     14. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Underwriters and the Company, and their respective successors, assigns and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions contained in this Agreement, this Agreement and all conditions and provisions of this Agreement being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 8 of this Agreement shall also be for the benefit of the Indemnitees, including, without limitation, any person or persons who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 5 of the Act or Section 20 of the Exchange Act. No purchaser of Shares from any Underwriter shall be deemed a successor because of such purchase.

     15. Applicable Law. The validity and interpretation of this Agreement, and the terms and conditions set forth in this Agreement, shall be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to any provisions relating to conflicts of laws.

     16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17. Entire Agreement. This Agreement is the parties' entire agreement concerning its subject matter, and supersedes all prior undertakings and agreements.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance of this Agreement in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company and each of the Underwriters.

                                          Very truly yours,

                                          NEOGEN CORPORATION


                                          By:
                                             ---------------------------------
                                             James L. Herbert, Chief Executive
                                             Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

RONEY & CO., L.L.C.
THE OHIO COMPANY,
As Representatives  of the Several
  Underwriters Named in Schedule 3

By:  RONEY & CO., L.L.C.


By:
      ------------------
Name:
      ------------------
Title:
      ------------------


By:  THE OHIO COMPANY


By:
      ------------------
Name:
      ------------------
Title:
      ------------------

                                   SCHEDULE 1

                                  SUBSIDIARIES




                                                               Jurisdiction of
Name                                                           Incorporation

Neogen Research Corporation II                                 Michigan

Neogen Research Corporation IV - 1985                          Michigan

Ideal Instruments, Inc.                                        Michigan

AMPCOR Diagnostics, Inc.                                       Michigan

                                   SCHEDULE 2


                              SUBSIDIARY OWNERSHIP


                                                     # Shares           # Shares           Percent
Name                                                 Authorized         Outstanding        Ownership
----                                                 ----------         -----------        ---------
Neogen Research Corporation II                        250,000             128,000              90%

Neogen Research Corporation IV - 1985                  50,000                 500             100%

Ideal Instruments, Inc.                             1,000,000             100,000             100%

AMPCOR Diagnostics, Inc.                               60,000              60,000             100%

                                   SCHEDULE 3


                                                                                Number of
                                                                                Firm Shares
Underwriter                                                                   to be Purchased
------------                                                                  ---------------

Roney & Co, L.L.C.                                                              ----------
The Ohio Company                                                                ----------

--------------------------                                                      ----------

--------------------------                                                      ----------

--------------------------                                                      ----------

--------------------------                                                      ----------

--------------------------                                                      ----------

--------------------------                                                      ----------

--------------------------                                                      ----------

--------------------------                                                      ----------

--------------------------                                                      ----------

--------------------------                                                      ----------

--------------------------                                                      ----------

                                                                                 1,500,000
                                                                                 =========

                                   SCHEDULE 4

Herbert D. Doan, Chairman and a member of the Board of Directors

James L. Herbert, Chief Execute Officer and a member of the Board of Directors

G. Bruce Papesh, Secretary and a member of the Board of Directors

Gordon E. Guyer, Ph.D., member of the Board of Directors

Leonard Heller, Ph.D., member of the Board of Directors

Jack C. Parnell, member of the Board of Directors

Thomas H. Reed, member of the Board of Directors

Roland M. Hendrickson, member of the Board of Directors

Lon M. Bohannon, Vice President and Chief Financial Officer

Brinton M. Miller, Ph.D., Vice President, Scientific Affairs

Gerald S. Traynor, Vice President

Donald W. Uglow, Vice President

Terri A. Juricic, Vice President

Martin R. Gould, Vice President of AMPCOR Diagnostics, Inc.

David J. Ledden, Ph.D., Vice President

Edward L. Bradley, Vice President